UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 18, 2012, Patriot Coal Corporation and its subsidiaries Apogee Coal Company, LLC, Catenary Coal Company, LLC and Hobet Mining, LLC (collectively, “Patriot”) and Ohio Valley Environmental Coalition, Inc., West Virginia Highlands Conservancy, Inc. and Sierra Club (collectively, the “Plaintiffs”) lodged a consent decree (the “Consent Decree”) in the U.S. District Court for the Southern District of West Virginia (“U.S. District Court”). The Consent Decree is in settlement of a lawsuit filed by the Plaintiffs during February 2011 (the “Litigation”). In their complaint, the Plaintiffs alleged violations of ten West Virginia/National Pollutant Discharge Elimination System (“WV/NPDES”) permits and certain Surface Mining Control and Reclamation Act of 1977 permits and sought fines, compliance with permit limits and other requirements, and injunctive relief.

Under the terms of the Consent Decree, Patriot and the Plaintiffs agreed to the following:

•	Patriot will pay $7.5 million in civil penalties, to be allocated between the federal government and the West Virginia Land Trust for land preservation projects within the Kanawha River and Guyandotte River watersheds.

•	Patriot must bring into compliance the 43 outfalls that were subject to the Litigation on a phased-in approach ranging from two to five years after U.S. District Court approval of the Consent Decree. The dates by which Patriot has to select a compliance approach for each outfall are also staggered over time, and the Consent Decree does not require the use of any particular treatment technology at any outfall. The framework established by the Consent Decree provides Patriot with time to develop and evaluate compliance approaches, including new treatment technologies, and the flexibility to select treatment technologies on a site-by-site basis. However, if Patriot fails to meet certain implementation deadlines or otherwise violates the applicable selenium limits during the term of the Consent Decree, then Patriot may be subject to certain stipulated penalties.

•	Patriot will forego mining not incidental to reclamation obligations at its Jupiter Callisto Surface Mine.

•	Patriot will pay Plaintiffs’ legal costs, as well as the costs and fees associated with a special master appointed by the U.S. District Court to oversee implementation of the Consent Decree.

•	Plaintiffs waived their remedies to enforce selenium discharge, effluent or water quality limits contained in the WV/NPDES permits for so long as the Consent Decree remains in effect. The Plaintiffs also agreed, subject to certain limited exceptions, that during the term of the Consent Decree they will not sue to enforce any future selenium discharge, effluent or water quality limits included in an agreed list of WV/NPDES permits until one year after such limits take effect.

The Consent Decree has been filed with the U.S. District Court, is subject to a public comment period and must be approved by the Court before it becomes effective.

This description is a summary and does not purport to be a complete description of the Consent Decree. It is qualified in its entirety by reference to the Consent Decree, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consent Decree between Ohio Valley Environmental Coalition, Inc., West Virginia Highlands Conservancy, Inc. and Sierra Club and Patriot Coal Corporation, Apogee Coal Company, LLC, Catenary Coal Company, LLC and Hobet Mining, LLC.

99.1	Press Release of Patriot Coal Corporation dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2012	PATRIOT COAL CORPORATION

	By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent Decree between Ohio Valley Environmental Coalition, Inc., West Virginia Highlands Conservancy, Inc. and Sierra Club and Patriot Coal Corporation, Apogee Coal Company, LLC, Catenary Coal Company, LLC and Hobet Mining, LLC.

99.1	Press Release of Patriot Coal Corporation dated January 18, 2012.